UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2012

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1624
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On July 20, 2012, CommonWealth REIT, or the Company, agreed to sell $175,000,000 aggregate principal amount, or the Initial Amount, of its 5.75% Senior Notes due 2042, or the Notes, in an underwritten public offering. The Initial Amount of the Notes is expected to be issued on July 25, 2012, and will be issued under a supplemental indenture to the Company’s indenture dated July 9, 1997. The Notes will be senior unsecured obligations of the Company and will have substantially the same covenants as the series of the Company’s senior unsecured notes most recently issued under that indenture, except that, for purposes of the financial covenant setting a maximum ratio of the Company’s total unencumbered assets, as defined, to the aggregate unsecured debt, as defined, of the Company and its subsidiaries on a consolidated basis, certain joint venture interests, as defined, are excluded from total unencumbered assets. The Company also granted the underwriters an option to purchase up to an additional $26,250,000 aggregate principal amount of Notes to cover overallotments, if any.

The Company intends to use the estimated $169.1 million of net proceeds after expenses from this offering to repay amounts outstanding under its revolving credit facility and for general business purposes, which may include funding possible future acquisitions of properties.  Pending such application, the Company may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.  After giving effect to such application, the Company expects to use borrowings available under its revolving credit facility to redeem some or all of its outstanding 7 1/8% series C cumulative redeemable preferred shares of beneficial interest, with a liquidation preference of $25.00 per share, or the Series C Preferred Shares.

A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The brief description of the covenants applicable to the Notes is qualified in its entirety by reference to such covenants as they appear in the supplemental indenture for the Notes, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, or in the related indenture, a copy of which is filed as Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997, filed with the SEC, each of which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•                                          THIS REPORT STATES THAT THE ISSUANCE OF THE NOTES IS EXPECTED TO OCCUR ON JULY 25, 2012, AND THAT THE COMPANY EXPECTS TO REPAY AMOUNTS OUTSTANDING UNDER THE COMPANY’S REVOLVING CREDIT FACILITY WITH NET PROCEEDS OF THE OFFERING OF THE NOTES AND TO USE BORROWINGS AVAILABLE UNDER ITS REVOLVING CREDIT FACILITY TO REDEEM SOME OR ALL OF ITS OUTSTANDING SERIES C PREFERRED SHARES. IN FACT, THE SETTLEMENT OF THIS OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES OCCUR, THIS OFFERING AND THE SUBSEQUENT REPAYMENT OF AMOUNTS OUTSTANDING UNDER THE COMPANY’S REVOLVING CREDIT FACILITY AND REDEMPTION OF THE SERIES C PREFERRED SHARES MAY NOT BE COMPLETED.

•                  THIS REPORT STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL $26.25 MILLION AGGREGATE PRINCIPAL AMOUNT OF NOTES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, THE COMPANY DOES NOT KNOW WHETHER THIS OPTION, OR ANY PART OF IT, WILL BE EXERCISED, AND THE UNDERWRITERS MAY NOT DO SO.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

1.1

Underwriting Agreement dated as of July 20, 2012, between CommonWealth REIT and the underwriters named therein, pertaining to up to $201,250,000 in aggregate principal amount of 5.75% Senior Notes due 2042.

4.1	Form of Supplemental Indenture No. 21 between CommonWealth REIT and U.S. Bank National Association, including the form of 5.75% Senior Note due 2042.

5.1	Opinion of Sullivan & Worcester LLP.

5.2	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Venable LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Date: July 20, 2012